UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2017

BLACKHAWK NETWORK HOLDINGS, INC.
(Exact Name of Registrant as Specified in Its Charter)

001-35882 (Commission File Number)
Delaware (State or other jurisdiction of incorporation)	43-2099257 (IRS Employer Identification No.)

6220 Stoneridge Mall Road
Pleasanton, CA 94588
(Address of Principal Executive Offices, including Zip Code)
(Registrant’s Telephone Number, Including Area Code): (925) 226-9990

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported on the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 20, 2017, Jerry Ulrich has informed Blackhawk Network Holdings, Inc., (the “Company”) of his intent to retire from his position as Chief Financial Officer and Chief Administrative Officer of the Company.

In connection with Mr. Ulrich’s retirement, Blackhawk Network, Inc., a wholly owned subsidiary of the Company, and Mr. Ulrich entered into a Separation Agreement, General Release of Claims and Covenant Not to Sue on May 18, 2017, effective as of May 8, 2017 (“Separation Agreement”). Pursuant to the Separation Agreement, Mr. Ulrich will release claims against the Company and agrees to continue to serve as Chief Financial Officer of the Company through the later of September 30, 2017 or up to thirty (30) days after the date of hire of Mr. Ulrich’s successor (“Transition Date”). In consideration, he will continue to receive his current base salary and will receive (a) a lump sum payment of $115,312.00 (“Transition Payment”), (b) reimbursement of twelve (12) months of COBRA insurance premiums, (c) acceleration of vesting of 10,162 restricted stock units granted under the Blackhawk Network Holdings, Inc. 2013 Equity Incentive Award Plan (the “2013 Plan”), and (d) continued vesting and performance-vesting of 10,162 performance shares granted under the 2013 Plan. Should the Transition Date extend beyond February 1, 2018, Mr. Ulrich will receive acceleration of vesting of an additional 3,388 restricted stock units granted under the 2013 Plan, and continued vesting and performance-vesting of an additional 3,388 performance shares granted under the 2013 Plan. Mr. Ulrich will not be entitled to any accelerated or continued vesting if he voluntarily terminates his employment before the Transition Date. Additionally, Mr. Ulrich will forfeit the Transition Payment (other than 10% of the Transition Payment) and any accelerated or continued vesting of his equity awards if he accepts any employment with a competing entity before the Transition Payment would otherwise be paid or the equity awards would otherwise fully vest.

The foregoing summary of the Separation Agreement is qualified in its entirety by the full terms and conditions of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Separation Agreement, effective as of May 8, 2017, by and between Blackhawk Network, Inc. and Jerry Ulrich

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 22, 2017
BLACKHAWK NETWORK HOLDINGS, INC

	By:	/s/ Kirsten Richesson
	Name:	Kirsten Richesson
	Title:	General Counsel and Secretary